Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Iovance Biotherapeutics, Inc. on Form S-3 (File No. 333-238724), Form S-3 (File No. 333-214073), Form S-3 (File No. 333-212373), Form S-8 (File No. 333-239317), Form S-8 (File No. 333-239316), Form S-8 (File No. 333-227242), Form S-8 (File No. 333-205097), Form S-8 (File No. 333-217638) and Form S-8 (File No. 333-214567) of our report dated February 25, 2021, with respect to our audits of the consolidated financial statements of Iovance Biotherapeutics, Inc. as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and our report dated February 25, 2021 with respect to our audit of internal control over financial reporting of Iovance Biotherapeutics, Inc. as of December 31, 2020, which reports are included in this Annual Report on Form 10-K of Iovance Biotherapeutics, Inc. for the year ended December 31, 2020.

/s/ Marcum LLP

Marcum LLP
New York, NY
February 25, 2021